Exhibit 99.1

                                                          Financial News Release

For Immediate Release

                                      Contact:   Mobius Management Systems, Inc.
                                                 Raymond F. Kunzmann
                                                 914-921-7446
                                                 rkunzman@mobius.com

                                                 Investor Relations
                                                 Makovsky & Company Inc.
                                                 Gene Marbach
                                                 212-508-9645
                                                 emarbach@makovsky.com

                                                 Media Relations
                                                 Dukas Public Relations Inc.
                                                 Richard Dukas
                                                 212-704-7385
                                                 richard@dukaspr.com

        Mobius Management Systems, Inc. Names David B. Barton New Senior
                        Vice President of Worldwide Sales

Rye, NY, June 22, 2005 - Mobius Management Systems, Inc. (Nasdaq: MOBI), a leading provider of software for total content management (TCM), today announced the appointment of David B. Barton, 48, as Senior Vice President of Worldwide Sales.

Prior to joining Mobius, Mr. Barton was Vice President - Financial Services Global Accounts at StorageTek, a leader in the storage and management of critical business information. Prior to joining StorageTek, he held positions of increasing responsibility at Computer Network Technology (CNT), culminating with his appointment as Vice President & General Manager - Worldwide Professional Services. While with CNT, a storage networking solutions company, Mr. Barton was responsible for $185 million in revenue and managed a staff of 175. Earlier in his career, Mr. Barton served as Director of Consulting Services at CNS Group and as a Senior Consultant in the Technology Practice at Computer Sciences Corp. Mr. Barton also held consulting and sales positions at Digital Equipment Corporation and IBM. He was awarded a B.A. from Middlebury College.


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Mitch Gross, president and chief executive officer of Mobius, said, "Dave Barton is a highly focused career sales executive with a proven track record of success and a strong background in selling solutions to the storage technology market.
In addition, he brings extraordinary talent, depth and experience in sales management. I believe Dave will have a significant impact in moving Mobius forward by enhancing our sales execution efforts."

Added Mr. Barton, "Mobius possesses a strong foundation which consists of the company's excellent technology, stellar customer base and outstanding people. In addition to joining a great team, I look forward to optimizing the future growth of Mobius by reinvigorating the company's sales approach to capitalize on customer demand in such areas as compliance and information retrieval at Internet speeds."

About Mobius
------------
Mobius Management Systems, Inc. (www.mobius.com) is a leading provider of integrated solutions for total content management (TCM). The company's ViewDirect(R) TCM suite integrates content from multiple, disparate repositories and delivers it via content-intensive applications including Web site, digital asset and document management; workflow and imaging; Internet presentment and payment; e-mail and records management; and enterprise report distribution. The Mobius customer base is made up of leading companies across all industries, including more than sixty percent of the Fortune 100. The company, founded in 1981, is headquartered in Rye, New York, with sales offices in the U.S., Canada, the United Kingdom, France, Germany, Italy, Sweden, the Netherlands, Switzerland, Australia, Japan and Singapore, as well as a network of agents in Central and South America, Europe, Middle East, Africa and Asia.

Statements contained in this release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties. In particular, any statements contained herein regarding expectations with respect to future sales and profitability, product development and/or introductions, are subject to known and unknown risks, uncertainties and contingencies, many of which are beyond the company's control, which may cause actual results, performance or achievements to differ materially from those projected or implied in such forward-looking statements. Important factors that might affect actual results, performance or


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achievements include, among other things, statements regarding market acceptance of Mobius's products, ability to manage expenses, fluctuations in period to period results, seasonality, uncertainty of future operating results, compliance with the Sarbanes-Oxley Act, long and unpredictable sales cycles, technological change, extended payment risk, product concentration, competition, international sales and operations, expansion of indirect channels, increased investment in professional services, protection of intellectual property, dependence on licensed technology, risk of product defects, product liability, management of growth, dependence on executive management, other key employees and subcontractors, concerns about transaction security on the Internet, general conditions in the economy and the impact of recently enacted or proposed regulations. These risks and uncertainties are described in detail from time to time in Mobius's filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K, filed on September 10, 2004, and its Quarterly Reports on Form 10-Q. Mobius accepts no obligation to update these forward-looking statements and does not intend to do so.

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ViewDirect and DocumentDirect are registered trademarks of Mobius Management
Systems, Inc. All other trademarks are property of their respective owners.